FIGS Releases First Quarter 2025 Financial Results

Results Exceed Expectations Highlighted by Net Revenues Growth of 4.7%
Updates Full Year 2025 Outlook in Response to U.S. Tariffs
SANTA MONICA, Calif., May 8, 2025 — FIGS, Inc. (NYSE: FIGS) (the “Company”), the global leading healthcare apparel brand dedicated to improving the lives of healthcare professionals, today released its first quarter 2025 financial results and published a financial highlights presentation on its investor relations website at ir.wearfigs.com/financials/quarterly-results/.

First Quarter 2025 Financial Highlights

•Net revenues were $124.9 million, an increase of 4.7% year over year, primarily due to an increase in orders from existing customers and higher average order value (“AOV”).
•Scrubwear net revenues were $99.6 million, an increase of 4.9% year over year.
•Non-scrubwear net revenues were $25.3 million, an increase of 3.8% year over year.
•U.S. net revenues were $106.0 million, an increase of 2.9% year over year.
•International net revenues were $18.9 million, an increase of 16.4% year over year.
•Gross margin was 67.6%, a decrease of 130 basis points year over year, primarily due to product mix shift and higher freight expense, partially offset by a lower mix of promotional sales.
•Operating expenses were $84.7 million, an increase of 3.6% year over year. As a percentage of net revenues, operating expenses decreased to 67.8% from 68.5% in the same period last year, primarily due to lower stock-based compensation expense, partially offset by higher operational costs at our new fulfillment center, higher shipping costs, and higher depreciation.
•Net income (loss) was $(0.1) million, or ($0.00) in diluted earnings per share, compared to net income of $1.4 million, or $0.01 in diluted earnings per share, in the same period last year.
•Net income (loss) margin(1) was (0.1)%, as compared to 1.2% in the same period last year.
•Adjusted EBITDA(2) was $9.0 million, a decrease of $4.0 million year over year.
•Adjusted EBITDA margin(1)(2) was 7.2%, as compared to 10.9% in the same period last year.

Key Operating Metrics

•Active customers(3) as of March 31, 2025 increased 3.8% year over year to 2.7 million.
•Net revenues per active customer(3) was $208, a decrease of 1.0% year over year.
•AOV(3) was $119, an increase of 2.6% year over year primarily driven by a higher rate of full-priced sales and higher average unit retail due to product mix.

“First quarter results were ahead of expectations, supported by customer growth, strong full-priced selling, record AOV, and ultimately, a return to growth in the U.S.,” said Trina Spear, Chief Executive Officer and Co-Founder. “These positive signs bolster our conviction that the industry is on the path to normalization and our actions are resonating. At the same time, we are also operating in a period of growing economic uncertainty, where we believe we have an opportunity to demonstrate our category leadership, build upon our competitive advantages, and leverage our incredibly strong balance sheet. We are maintaining the clear focus that we outlined at the beginning of the year – our unwavering efforts to serve our community and our intent to accelerate investment to better support our opportunity. We believe great brands uniquely harness adversity, and we will continue to boldly lead and define this industry going forward.”

Full Year 2025 Financial Outlook

Net Revenues growth vs. 2024	down low-single-digits

Adjusted EBITDA Margin(1)(4)	7.5% to 8.5%

Sarah Oughtred, Chief Financial Officer, commented, “While 2025 started on a strong note, changes in U.S. trade policies have added greater variability to our planning, particularly in the second half of the year. As we continue to evaluate a range of scenarios, our updated 2025 outlook reflects the projected impact of the current tariff structure, excluding the currently-paused reciprocal tariffs. We are determined to remain diligent and nimble in navigating this challenging environment, prudently planning our business while continuing our steadfast focus of serving those who serve others.”

(1) “Net income (loss) margin” and “adjusted EBITDA margin” are calculated by dividing net income (loss) and adjusted EBITDA by net revenues, respectively.
(2) Adjusted EBITDA,” “adjusted EBITDA margin” and “free cash flow” are non-GAAP financial measures. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Reconciliations of GAAP to Non-GAAP Measures” below for more information regarding the Company’s use of non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.
(3) “Active customers,” “net revenues per active customer” and “average order value” are key operational and business metrics that are important to understanding the Company’s performance. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Key Operating Metrics” below for information regarding how the Company calculates its key operational and business metrics and for comparisons of active customers, net revenues per active customer and average order value to the prior year period.

(4) The Company has not provided a quantitative reconciliation of its adjusted EBITDA margin outlook to a GAAP net income margin outlook because it is unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future stock-based compensation expense, income taxes, expenses related to non-ordinary course disputes, and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. For more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures and Key Operating Metrics.”
Conference Call Details
FIGS management will host a conference call and webcast today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the Company’s financial and business results and outlook. To participate, please dial 1-833-470-1428 (US) or 1-404-975-4839 (International) and the conference ID 335422. The call is also accessible via webcast at ir.wearfigs.com. A recording will be available shortly after the conclusion of the call until 11:59 p.m. ET on May 15, 2025. To access the replay, please dial 1-866-813-9403 (US) or 1-929-458-6194 (International) and the conference ID 592850. An archive of the webcast will be available on FIGS’ investor relations website at ir.wearfigs.com.

Non-GAAP Financial Measures and Key Operating Metrics
In addition to the GAAP financial measures set forth in this press release, the Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. The Company uses “net income (loss), as adjusted,” “adjusted EBITDA” and “adjusted EBITDA margin” to provide useful supplemental measures that assist in evaluating its ability to generate earnings, provide consistency and comparability with its past financial performance and facilitate period-to-period comparisons of its core operating results as well as the results of its peer companies. The Company uses “free cash flow” as a useful supplemental measure of liquidity and as an additional basis for assessing its ability to generate cash. The Company calculates “adjusted EBITDA” as net income (loss) adjusted to exclude: other income (loss), net; gain/loss on disposal of assets; provision for income taxes; depreciation and amortization expense; stock-based compensation and related expense; transaction costs; and expenses related to non-ordinary course disputes. The Company calculates “adjusted EBITDA margin” by dividing adjusted EBITDA by net revenues. The Company calculates “free cash flow” as net cash (used in) provided by operating activities reduced by capital expenditures, including purchases of property and equipment and capitalized software development costs.

Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included below under the heading “Reconciliations of GAAP to Non-GAAP Measures.”

The Company has also included herein “active customers,” “net revenues per active customer” and “average order value,” which are key operational and business metrics that are important to understanding Company performance. The Company believes the number of active customers is an important indicator of growth as it reflects the reach of the Company’s digital platform, brand awareness and overall value proposition. The Company defines an active customer as a unique customer account that has made at least one purchase in the preceding 12-month period. In any particular period, the Company determines the number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period. The Company believes measuring net revenues per active customer is important to understanding engagement and retention of customers, and as such, the value proposition for its customer base. The Company defines net revenues per active customer as the sum of total net revenues in the preceding 12-month period divided by the current period active customers. The Company defines average order value as the sum of the total net revenues in a given period divided by the total orders placed in that period. Total orders are the summation of all completed individual purchase transactions in a given period. The Company believes its relatively high average order value demonstrates the premium nature of its products. As the Company expands into and increases its presence in additional product categories, price points and international markets, average order value may fluctuate.

Active customers as of March 31, 2025 and 2024, respectively, net revenues per active customer as of March 31, 2025 and 2024, respectively, and average order value for the three months ended March 31, 2025 and 2024, respectively, are presented below under the heading “Key Operating Metrics.”

About FIGS
FIGS is a founder-led, direct-to-consumer healthcare apparel and lifestyle brand that seeks to celebrate, empower, and serve current and future generations of healthcare professionals. We create technically advanced apparel and products that feature an unmatched combination of comfort, durability, function, and style. We share stories about healthcare professionals’ experiences in ways that inspire them. We build meaningful connections within the healthcare community that we created. Above all, we seek to make an impact for our community, including by advocating for them and always having their backs.

We serve healthcare professionals in numerous countries in North America, Europe, the Asia Pacific region and the Middle East. We also serve healthcare institutions through our TEAMS platform.

Forward Looking Statements
This press release contains various forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on current management expectations, and which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. These forward-looking statements address various matters, including the Company’s conviction that the industry is on the path to normalization and that its actions are resonating; the Company’s belief that it has an opportunity to demonstrate its category leadership, build upon competitive advantages, and leverage its balance sheet; the Company’s efforts to serve its community and its intent to accelerate investment to better support its opportunity; the Company’s plan to boldly lead and define the industry; the projected impact of, and the Company’s response to, tariffs and trade policies; and the information under the section titled “Full Year 2025 Financial Outlook,” such as the Company’s outlook as to net revenues growth and adjusted EBITDA margin for the full year ending December 31, 2025; all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, the Company’s actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual results, performance or achievements to differ materially from those described in these forward-looking statements: the Company’s ability to maintain its historical growth; the Company’s ability to maintain profitability; the Company’s ability to maintain the value and reputation of its brand; the Company’s ability to attract new customers, retain existing customers, and to maintain or increase sales to those customers; the success of the Company’s marketing efforts; the Company’s ability to maintain a strong community of engaged customers and Ambassadors; negative publicity related to the Company’s marketing efforts or use of social media; the Company’s ability to successfully develop and introduce new, innovative and updated products; the competitiveness of the market for healthcare apparel; the Company’s ability to maintain its key employees; the Company’s ability to attract and retain highly skilled team members; risks associated with expansion into, and conducting business in, international markets; changes in, or disruptions to, the Company’s shipping arrangements; the successful operation of the Company’s fulfillment operations; the Company’s ability to accurately forecast customer demand, manage its inventory, and plan for future expenses; the impact of changes in consumer confidence, shopping behavior and consumer spending on demand for the Company’s products; the impact of macroeconomic trends on the Company’s operations; the Company’s reliance on a limited number of third-party suppliers; the impact of global trade policy on our ability to source and distribute our products; the fluctuating costs of raw materials; the Company’s failure to protect proprietary, confidential or sensitive information or personal customer data, or risks of cyberattacks; the Company’s failure to protect its intellectual property rights; the fact that the operations of many of the Company’s suppliers and vendors are subject to additional risks that are beyond its control; and other risks, uncertainties and factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 to be filed with the Securities and Exchange Commission (“SEC”), the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 27, 2025, and the Company’s other periodic filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

FIGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of
	March 31, 2025	December 31, 2024
Assets	(Unaudited)
Current assets
Cash and cash equivalents	$90,008	$85,645
Short-term investments	161,203	159,469
Accounts receivable	6,554	8,625
Inventory, net	131,577	115,759
Prepaid expenses and other current assets	10,369	13,268
Total current assets	399,711	382,766
Non-current assets
Property and equipment, net	34,119	35,274
Operating lease right-of-use assets	48,194	50,497
Deferred tax assets	10,648	11,643
Investment in equity securities	27,735	27,534
Other assets	1,907	2,073
Total non-current assets	122,603	127,021
Total assets	$522,314	$509,787
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$10,736	$9,401
Operating lease liabilities	11,599	10,596
Accrued expenses	54,224	42,316
Accrued compensation and benefits	5,071	5,689
Sales tax payable	3,756	3,705
Gift card liability	9,305	9,604
Deferred revenue	1,959	4,612
Returns reserve	3,701	3,873
Income tax payable	618	346
Total current liabilities	100,969	90,142
Non-current liabilities
Operating lease liabilities, non-current	39,726	42,430
Other non-current liabilities	83	83
Total liabilities	140,778	132,655
Commitments and contingencies
Stockholders’ equity
Class A common stock — par value $0.0001 per share, 1,000,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 154,070,851 and 154,003,352 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	15	15
Class B common stock — par value $0.0001 per share, 150,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 8,283,641 shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Preferred stock — par value $0.0001 per share, 100,000,000 shares authorized as of March 31, 2025 and December 31, 2024; zero shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Additional paid-in capital	317,173	312,622
Accumulated other comprehensive income (loss)	(24)	21
Retained earnings	64,372	64,474
Total stockholders’ equity	381,536	377,132
Total liabilities and stockholders’ equity	$522,314	$509,787

FIGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended March 31,
	2025	2024
Net revenues	$124,901	$119,293
Cost of goods sold	40,442	37,156
Gross profit	84,459	82,137
Operating expenses
Selling	32,678	28,459
Marketing	18,156	17,246
General and administrative	33,836	35,989
Total operating expenses	84,670	81,694
Net income (loss) from operations	(211)	443
Other income, net
Interest income	2,076	2,847
Other expense	(1)	(10)
Total other income, net	2,075	2,837
Net income before provision for income taxes	1,864	3,280
Provision for income taxes	1,966	1,845
Net income (loss)	$(102)	$1,435
Earnings attributable to Class A and Class B common stockholders
Basic earnings (loss) per share	$—	$0.01
Diluted earnings (loss) per share	$—	$0.01
Weighted-average shares outstanding—basic	162,465,988	169,923,479
Weighted-average shares outstanding—diluted	162,465,988	180,701,844

FIGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(102)	$1,435
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	1,999	850
Deferred income taxes	995	251
Non-cash operating lease cost	2,303	1,761
Stock-based compensation	7,239	11,611
Accretion of discount and accrued interest on available-for-sale securities	(1,113)	(1,376)
Changes in operating assets and liabilities:
Accounts receivable	2,078	2,056
Inventory	(15,818)	(11,426)
Prepaid expenses and other current assets	2,899	198
Other assets	166	(711)
Accounts payable	1,303	6,407
Accrued expenses	12,406	6,214
Accrued compensation and benefits	(618)	(2,983)
Sales tax payable	51	243
Gift card liability	(299)	(593)
Deferred revenue	(2,653)	(276)
Returns reserve	(172)	(282)
Income tax payable	272	1,256
Operating lease liabilities	(1,701)	(3,016)
Net cash provided by operating activities	9,235	11,619
Cash flows from investing activities:
Purchases of property and equipment	(1,310)	(496)
Purchases of available-for-sale securities	(54,624)	(41,278)
Maturities of available-for-sale securities	53,951	41,300
Other investing activities	(201)	—
Net cash used in investing activities	(2,184)	(474)
Cash flows from financing activities:
Repurchases of Class A Common Stock	(2,688)	—
Proceeds from stock option exercises and employee stock purchases	—	10
Net cash (used in) provided by financing activities	(2,688)	10
Net increase in cash and cash equivalents	4,363	11,155
Cash and cash equivalents beginning of period	$85,645	$144,173
Cash and cash equivalents end of period	$90,008	$155,328

FIGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(Unaudited)
The following table presents a reconciliation of adjusted EBITDA to net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP, and presents adjusted EBITDA margin with net income (loss) margin, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three months ended March 31,
	2025	2024

Net income (loss)	$(102)	$1,435
Add (deduct):
Other income, net	(2,075)	(2,837)
Provision for income taxes	1,966	1,845
Depreciation and amortization expense(1)	1,999	850
Stock-based compensation and related expense(2)	7,216	11,697
Adjusted EBITDA	$9,004	$12,990

Net revenues	$124,901	$119,293
Net income (loss) margin(3)	(0.1)%	1.2%
Adjusted EBITDA Margin	7.2%	10.9%
(1) Excludes amortization of debt issuance costs included in “Other income, net.”
(2) Includes stock-based compensation expense, payroll taxes, and costs related to equity award activity.
(3) Net income (loss) margin represents net income (loss) as a percentage of net revenues.

The following table presents a reconciliation of free cash flow to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three months ended March 31,
	2025	2024
	(in thousands)
Net cash provided by operating activities	$9,235	$11,619
Less: capital expenditures	(1,310)	(496)
Free cash flow	$7,925	$11,123

FIGS, INC.
KEY OPERATING METRICS
(Unaudited)

Active customers as of March 31, 2025 and 2024, respectively, net revenues per active customer as of March 31, 2025 and 2024, respectively, and average order value for the three months ended March 31, 2025 and 2024, respectively, are presented in the following tables:

	As of March 31,
	2025	2024
	(in thousands)
Active customers	2,696	2,597

	As of March 31,
	2025	2024
Net revenues per active customer	$208	$210

	Three months ended March 31,
	2025	2024
Average order value	$119	$116

FIGS, INC.
DISAGGREGATED NET REVENUES
(In thousands, except percentages)
(Unaudited)

The following table presents the disaggregation of the Company’s net revenues for the three months ended March 31, 2025 and March 31, 2024:

	Three months ended March 31,		Change
	2025	2024	%
By geography:
United States	$106,019	$103,070	2.9%
Rest of the world	18,882	$16,223	16.4%
	$124,901	$119,293	4.7%
By product:
Scrubwear	$99,569	$94,896	4.9%
Non-Scrubwear	25,332	$24,397	3.8%
	$124,901	$119,293	4.7%

Contacts

Investors:
Tom Shaw
IR@wearfigs.com

Media:
Todd Maron
press@wearfigs.com